                                   EXHIBIT 10(q)

                               CONSENT AND AGREEMENT


     CONSENT AND AGREEMENT, dated as of October 1, 1994 among DESIGN BENEFIT PLANS, INC., an Illinois corporation (the "Seller"), PIONEER FINANCIAL SERVICES, INC., a Delaware corporation ("Financial Services"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, as the letter of credit issuer ("L/C Bank"), and NATIONAL FUNDING CORPORATION, a Delaware corporation (the "Buyer").

                               W I T N E S S E T H:

     WHEREAS, the Buyer proposes to issue its Floating Rate Option Notes, Series 1994-A, having an approximate maturity of 20 years from their date of issuance (the "Notes") and to use the proceeds of the issuance of the Notes
  (i) to satisfy the Buyer's obligations arising under the Reimbursement Agreement, dated as of October 1, 1992, in connection with the redemption of the Buyer's outstanding Floating Rate Option Notes, Series 1992-A, and (ii) to purchase additional ownership interests in Eligible Receivables (as defined in the Purchase Agreement) of the Seller from time to time pursuant to a Second Amended and Restated Receivables Purchase Agreement, dated as of the date hereof, between the Buyer and the Seller (as the same may from time to time be amended, supplemented or otherwise modified, the "Purchase Agreement"):

     WHEREAS, the Buyer has requested L/C Bank to issue its irrevocable direct pay letter of credit (the "Letter of Credit") to support the payment of principal and interest on the Notes;

     WHEREAS, the Buyer has entered into a Reimbursement Agreement, dated as of the date hereof (as the same may from time to time be amended, supplemented or otherwise modified, the "Reimbursement Agreement"), with L/C Bank, pursuant to which the Buyer has agreed to pay certain amounts to L/C Bank in consideration for the issuance of the Letter of Credit, all as more fully set forth in the Reimbursement Agreement;

     WHEREAS, the Buyer has entered into the Pledge and Security Agreement, dated as of the date hereof, with L/C Bank (as the same may from time to time be amended, supplemented or otherwise modified, the "Buyer Security Agreement"), pursuant to which the Buyer proposes to grant to L/C Bank a security interest in all of the Buyer's right, title and interest in, to and under, the Purchase Agreement and the Receivables (as defined in the Purchase Agreement) and the other collateral described therein (collectively, the "Buyer Collateral"); and

     WHEREAS, the Seller is an indirect subsidiary of Financial Services;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

  I.      AGREEMENTS OF THE SELLER.

     1. The Seller hereby acknowledges receipt of an executed copy of, and hereby accepts and consents to all of the terms of, the Reimbursement Agreement and the Buyer Security Agreement and the assignment to L/C Bank of the Buyer Collateral.

     2. The Seller hereby agrees that all representations, warranties, indemnities and agreements made by the Seller in the Purchase Agreement shall inure to the benefit of L/C Bank to the same extent as if L/C Bank had been a party thereto, and that L/C Bank shall have, and shall be entitled to exercise, in its own name, all rights of the "Buyer" under the Purchase Agreement in the same manner as if L/C Bank had originally been named "Buyer" therein.

     3. The Seller hereby accepts and consents to the assignment by the Buyer of all its right, title and interest in, to and under each of the Application Account and the Finance Charge Account to L/C Bank, and hereby accepts and consents to the system of collections and applications of collections on account of the Receivables (as defined in the Purchase Agreement) set forth in the Buyer Security Agreement and agrees to give to L/C Bank all certificates, notices (including written notice of any Termination Event), writings, requests and reports (financial or otherwise) required to be given to the Buyer under the Purchase Agreement.

     4. The Seller hereby agrees that, upon the receipt of notice from L/C Bank that an Event of Default has occurred and is continuing under the Reimbursement Agreement, it shall make and/or remit all payments required under the Purchase Agreement to the Collateral Account or as L/C Bank may otherwise direct in writing.

     5. L/C Bank shall not be liable for any obligations or duties of the Buyer under the Purchase Agreement, nor shall the Reimbursement Agreement or the Buyer Security Agreement give rise to any duties or obligations whatsoever owing to the Seller on the part of L/C Bank.

     6. The Seller hereby agrees with L/C Bank that its obligations to make and/or remit all payments under the Purchase Agreement are absolute and unconditional and are independent of the performance by the Buyer of any of its obligations under the Purchase Agreement or the realization by the Seller of the benefits sought by the transactions contemplated by the Financing Documents and that it will make all payments (unless the making of any such payment would violate applicable law) under the Purchase Agreement to the Application Account and the Finance Charge Account (or to the Collateral Account following receipt of the notice referred to in paragraph 4 hereof) regardless of (a) the validity of the organization of the Buyer, the termination of the existence of the Buyer or the illegality, invalidity or unenforceability of any of the Financing Documents, (b) any defense, claim, set-off, recoupment, abatement or other right, existing or future, which the Seller may have against the Buyer, L/C Bank or any other Person, (c) whether a lien on or security interest in the Buyer Collateral shall have been perfected or shall continue to be perfected or whether the Buyer Collateral shall otherwise be impaired in any manner, (d) any amendment, extension, supplement, acceleration, surrender, release, waiver, termination or other modification of the terms or provisions of, or any of its rights, powers or remedies under, any of the Financing Documents, (e) the impossibility of performance by the Buyer or any inaccuracy of any representation, warranty or statement made by or on behalf of the Buyer or any other Person, (f) the bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debt or similar event with respect to the Buyer, or (g) any other circumstance, whether similar or dissimilar, which in any manner would constitute a legal, equitable or other excuse for nonperformance by the Seller. Except as L/C Bank may hereafter otherwise expressly consent in writing, the payment of all obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due; provided, however, that for purposes of this paragraph 6 such obligations shall exclude amounts paid by the Buyer to the Seller as Purchase Price under the Purchase Agreement in accordance with the terms thereof) of the Buyer to the Seller (hereinafter collectively called the "Junior Buyer Obligations"), shall be postponed and subordinated to the payment in full of all obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due), of the Buyer to L/C Bank, whether arising under the Reimbursement Agreement, the Buyer Security Agreement or otherwise (hereinafter collectively called the "Senior Buyer Obligations"), including, without limitation, any and all interest accruing on any of the Senior Buyer Obligations after the commencement of any bankruptcy or insolvency proceeding relating to the Buyer, notwithstanding any provision or rule of law which might restrict the rights of L/C Bank as against the Buyer or anyone else, to collect such interest, and no payments whatsoever in respect of any Junior Buyer Obligations shall be made or be retained by the Seller, until the payment in full of the Senior Buyer Obligations; provided, however, that, so long as no Termination Event shall have occurred and be continuing under the Purchase Agreement, the Buyer shall be permitted to pay to the Seller amounts owing to the Seller under the Purchase Agreement in accordance with the terms thereof. It is understood and agreed that, notwithstanding the foregoing agreement by the Seller with L/C Bank to waive all defenses to payment or remittance of amounts owing by the Seller to the Buyer under the Purchase Agreement, such waiver shall not, as between the Seller and the Buyer, be deemed to excuse the obligations the Buyer may have to the Seller under the Purchase Agreement.

     7. The Seller hereby agrees for the benefit of L/C Bank that it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law.


  II.     AGREEMENTS OF FINANCIAL SERVICES.

     1. Financial Services hereby acknowledges receipt of an executed copy of, and consents to all of the terms of, the Purchase Agreement, the Reimbursement Agreement and the Buyer Security Agreement, the sale of the Undivided Interest in the Seller's Portfolio of Eligible Receivables (as defined in the Purchase Agreement) and the assignment by the Buyer of the Buyer Collateral and all its rights under the Purchase Agreement and the Sold Receivables pursuant to the Buyer Security Agreement.

     2. (a) Financial Services hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Buyer and L/C Bank to cause the due and punctual performance and observance by the Seller of all of the terms, covenants, conditions, agreements and undertakings on the part of the Seller to be performed or observed under the Purchase Agreement or any document delivered in connection with the Purchase Agreement in accordance with the terms thereof, including, without limitation, any agreement of the Seller to pay any money under the Purchase Agreement or any such other document (all such terms, covenants, conditions, agreements and undertakings on the part of the Seller to be performed or observed under the Purchase Agreement being collectively called the "Seller Obligations"). In the event that the Seller shall fail in any manner whatsoever to perform or observe any of the Seller Obligations when the same shall be required to be performed or observed under the Purchase Agreement or any such other document delivered in connection therewith, then Financial Services will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Seller Obligation, and it shall not be a condition to the accrual of the obligation of Financial Services hereunder to perform or observe any Seller Obligation (or to cause the same to be performed or observed) that the Buyer or L/C Bank shall have first made any request of or demand upon or given any notice to Financial Services or to the Seller or have instituted any action or proceeding against Financial Services or the Seller in respect thereof.

          (b) The Buyer or L/C Bank may proceed to enforce the obligations of Financial Services under this paragraph 2 without first pursuing or exhausting any right or remedy which the Buyer or L/C Bank may have against the Seller or any other Person.

          (c) Financial Services will perform its obligations under this Agreement regardless of any law, rule, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Purchase Agreement or any document delivered in connection with the Purchase Agreement or the rights of the Buyer or L/C Bank with respect thereto. The obligations of Financial Services under this Agreement shall be absolute and unconditional irrespective of, among other things:

               (i) any lack of validity or enforceability of the Purchase Agreement or any document or any other agreement or instrument relating thereto:

               (ii) any change in the time, manner or place of performance of, or in any other term of, all or any of the Seller
          Obligations, or any other amendment or waiver of or any consent to departure from the Purchase Agreement or any document or any other agreement or instrument relating thereto;

               (iii) any exchange, release or failure to transfer title to the Receivables, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Seller Obligations;

               (iv) any failure to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the performance of such obligations by Financial Services;

               (v) any impossibility or impracticality of performance, illegality, force majeure, any act of any government, or any other circumstance which might constitute a defense available to, or a discharge of, the Seller or Financial Services, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this paragraph (v); or

               (vi) any disposition of the stock of the Seller.

          (d) Financial Services hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Seller Obligations and this Agreement, the Purchase Agreement and any other document related thereto and any requirement that the Buyer or L/C Bank exhaust any right or take any action against the Seller or any other Person.

          (e) Notwithstanding anything to the contrary in this Agreement, Financial Services hereby:

               (i) expressly and irrevocably waives, to the fullest extent possible, on behalf of itself and its successors and assigns (including any surety) and any other Person, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person and which Financial Services may have or hereafter acquire against Seller or any Person in connection with or as a result of Financial Services' execution, delivery and/or performance of this Agreement or any other document related hereto to which Financial Services is a party or otherwise;

               (ii) expressly and irrevocably waives any "claim" (as such term is defined in the United States Bankruptcy Code) of any kind against Seller, and further agrees that it shall not have or assert any such rights against any Person (including any surety), either directly or as an attempted set off to any action commenced against Financial Services by the L/C Bank or any other Person;

               (iii) acknowledges and agrees (1) that this waiver is intended to benefit the L/C Bank and shall not limit or otherwise affect Financial Services' liability hereunder or the enforceability of this Agreement, and (2) that the L/C Bank and its successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this subparagraph (e) and its rights under this subparagraph (e) shall survive payment in full of its obligations hereunder.

     3. Financial Services agrees with L/C Bank that, so long as the Buyer Obligations remain outstanding, it shall furnish to L/C Bank:

          (a) as soon as available and in any event within 105 days after the end of each fiscal year of each of its Subsidiary insurance companies (each, an "Insurance Subsidiary") (commencing with the first such fiscal year ending on or after the date hereof) an executed copy of the Annual Statement of such Insurance Subsidiary (in each case prepared in accordance with statutory accounting practices required or permitted by the applicable insurance regulatory authority) for such year and as filed with the Insurance Department of the applicable State, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that said Annual Statement presents the financial condition of such Insurance Subsidiary for such fiscal year in accordance with statutory accounting practices required or permitted by the applicable insurance regulatory authority and as soon as available and in any event within 270 days of the end of each fiscal year of each Insurance Subsidiary (commencing with the first such fiscal year ending on the date hereof) a statement of Ernst & Young (or other independent certified public accountants of recognized national standing) confirming the certification made in the opinion delivered pursuant to this subparagraph (a); and

          (b) as soon as available and in any event within 50 days after the end of each quarterly fiscal period of each fiscal year of each Insurance

     Subsidiary (commencing with the first such quarterly fiscal period ending on or after the date hereof), quarterly financial statements of such Insurance Subsidiary (prepared in accordance with Statutory Accounting Principles) for such fiscal period, together with the opinion thereon of a senior financial officer of such Insurance Subsidiary stating that such financial statements fairly present the financial condition of such Insurance Subsidiary for such fiscal quarter in accordance with Statutory Accounting Principles.

  III.    MISCELLANEOUS.

     1. Unless otherwise defined herein, all capitalized terms used herein that are defined in the Reimbursement Agreement or the Purchase Agreement shall have the respective meanings assigned to such terms in such Agreements.

     2. This Consent and Agreement shall be binding upon the Seller and Financial Services and shall inure to the benefit of the Buyer and L/C Bank and be enforceable by the Buyer, and L/C Bank and their respective successors and assigns. The obligations and liabilities of the Seller and Financial Services hereunder shall survive the termination of the Financing Documents and shall remain in full force and effect until the Obligations (as defined in the Buyer Security Agreement) are satisfied and paid in full. No failure, delay, forbearance or indulgence on the part of the Buyer or L/C Bank in exercising any right, power to privilege hereunder or under any Financing Document shall operate as a waiver thereof, nor as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder or under any Financing Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and remedies of the Buyer and L/C Bank hereunder and under the Financing Documents are cumulative and may be enforced concurrently and from time to time and are not exclusive of any other rights, powers or remedies provided by law or otherwise. Any provision of this Consent and Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     3. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

     4. The provisions of this Agreement which are for the benefit of the Buyer are also intended to be for the benefit of L/C Bank, and L/C Bank shall be deemed to be a third party beneficiary with respect to such provisions, entitled to enforce such provisions directly and in its own name.

     5. This Consent and Agreement has been duly authorized by all necessary corporate action on the part of the Seller and Financial Services, does not require any stockholder approval and does not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the violation of, any Requirement of Law or Contractual Obligation, to which the Seller or Financial Services in subject or by which their respective properties may be bound. This Consent and Agreement has been duly executed and delivered by the Seller and Financial Services and constitutes the valid and binding obligation of each such party enforceable against it in accordance with its terms.

     6. The Buyer, the Seller, Financial Services and L/C Bank may, from time to time enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Consent and Agreement or changing in any manner the rights of the parties hereunder, and L/C Bank may execute and deliver to the Seller and Financial Services written instruments waiving, on such terms and conditions as may be specified in such instruments, any of the requirements of this Consent and Agreement. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the parties hereto and shall be binding upon the Seller, Financial Services, the Buyer and L/C Bank. In the case of any waiver, the Seller, L/C Bank and the Buyer shall be restored to their former position and rights hereunder.

     7. This Consent and Agreement may be executed by one or more of the parties to this Consent and Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Consent and Agreement signed by all the parties shall be lodged with the Seller and L/C Bank.

     8. The Seller and Financial Services agree that they will permit representatives of L/C Bank, at its own expense, to visit and inspect their respective properties and examine and make abstracts or copies from any of the books and records relating to the transactions contemplated by the Purchase Agreement at any reasonable time and as often as may reasonably desired.

     9. L/C Bank and the Buyer hereby agree that a request by the Seller pursuant to subsection 4.2(b) of the Purchase Agreement to extend the Purchase Termination Date then in effect for an additional one-year period shall, if a copy of such request is provided to L/C Bank, also be deemed to constitute a request by the Buyer under subsection 2.14 of the Reimbursement Agreement to extend the Expiry Date for an additional one-year period.

     10. The Seller and Financial Services confirm and agree that they do not have any legal, equitable or beneficial interest in the Application Account, the Finance Charge Account or the Collateral Account.

     11. In furtherance of the agreements contained herein, the Seller and Financial Services agree to take such further actions and execute such further documents, instruments and agreements as may be necessary to effect the purpose of this Consent and Agreement.

     12. The Seller and Financial Services (and their respective successors and assigns) each (a) agrees that any claim brought by any party or successor thereto arising out of this Agreement or any related documents shall be subject to the non-exclusive jurisdiction of the courts of the State of Illinois or the United States District Court located in the City of Chicago, and Appellate Courts therefrom (and each of the parties hereto irrevocably submits, for itself and its property, to such jurisdiction) and
  (b) irrevocably waives any objection it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related document brought in any such court, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over it. For the purpose of proceedings in the Courts of the State of Illinois and the United States Courts for the Northern District of Illinois, the Seller and Financial Services hereby irrevocably designate CT Corporation Systems as their respective agents, and in the event that such agent or any successor shall cease to represent them, they shall promptly and irrevocably designate a successor and notify L/C Bank thereof, to accept on their behalf service of any and all process or other documents which may be served in any action or proceeding in any of such court and further agree that (1) service upon such agent shall constitute valid and effect service or any judgment rendered in any action or proceeding based thereon and (2) that service of any and all such process or other documents on the Seller or Financial Services, as the case may be, may also be effected by registered mail to its address set forth below its signature hereon.

     13. Each of the Seller, Financial Services, the Buyer and L/C Bank (and their respective successors and assigns) waive all right to trial by jury in any action or proceeding arising out of this Agreement, any related documents or relating to any of the transactions contemplated by this Agreement.

     14. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by the Seller under the Purchase Agreement or any document delivered in connection with the Purchase Agreement is rescinded or must otherwise be returned by the Buyer or L/C Bank upon the insolvency, bankruptcy or reorganization of the Seller or otherwise, all as though such payment had not been made. The obligations of Financial Services under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason. The obligations of Financial Services under this Agreement shall not be discharged except by performance as herein provided.

                                     * * * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be duly executed by their duly authorized officers as of the date first above written.


                         DESIGN BENEFIT PLANS, INC.


                         By:  __________________________________________
                              Title:         Executive Vice President
                              Address:  1750 East Golf Road
                                        Suite 450
                                        Schaumburg, Illinois  60173


                         PIONEER FINANCIAL SERVICES, INC.


                         By:  _________________________________________
                              Title:         Vice President
                              Address:  1750 East Golf Road
                                        Suite 450
                                        Schaumburg, Illinois  60173


                         NATIONAL FUNDING CORPORATION

                         By:  _________________________________________
                              Title:         Vice President
                              Address:  Box 8841, Second Floor
                                        900 Market Street
                                        Wilmington, Delaware  19801


                         AMERICAN NATIONAL BANK AND
                         TRUST COMPANY OF CHICAGO



                         By:  _________________________________________
                              Title:         Vice President
                              Address:  33 North LaSalle Street
                                        Chicago, Illinois  60690